ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1999-1
                  ---------------------------------------------


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1999-1 Supplement dated as of June 1, 1999 (as amended and supplemented, the "Series Supplement"), between Providian National Bank ("PNB"), Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each month regarding current distributions to Class A Certificateholders, Class B Certificateholders, Collateral Interest Holder and the Class D Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1999-1 Certificates with respect to the period from June 24, 1999 to December 31, 1999, and with respect to the performance of the Trust during 1999, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1999 Distribution for the Series 1999-1 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Class A Certificateholders  per $1,000 original certificate principal amount.......................$26.613368

     (2) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to interest per $1,000 original certificate principal amount................................$26.613368

     (3) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

     (4)  The total amount distributed to Class B Certificateholders  per $1,000 original certificate principal amount.......................$32.300000

     (5) The amount set forth in A (4) above distributed to Class B Certificateholder with respect to interest per $1,000 original certificate principal amount................................$32.300000

     (6)  The  amount  set  forth  in  A  (4)  above   distributed  to  Class  B
          Cerfiticateholder  with  respect  to  principal  per  $1,000  original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1999-1
          Certificates

          (a)  The  aggregate  amount of Finance  Charge  Receivables  collected during 1999.......................................$919,233,240.11

          (b)  The aggregate  amount of  Interchange  collected and allocated to the Trust for 1999.................................$29,572,466.00

          (c)  The aggregate  amount of Principal  Receivables  collected during
               1999............................................$3,816,740,692.97

          (d)  The  Floating  Allocation  Percentage  with respect to the Series
               1999-1 Certificates for 1999............................8.765193%

          (e)  The Principal  Allocation  Percentage  with respect to the Series
               1999-1 Certificates for 1999............................8.759824%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1999-1 Certificates for
               1999...............................................$83,164,654.64

          (g)  The Principal  Receivables  collected and allocated to the Series
               1999-1 Certificates for 1999......................$334,339,782.09

     (2)  Available  Finance  Charge   Collections  and  Reallocated   Principal
          Collections for Series 1999-1 for 1999.

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 1999-1 Certificates........$83,164,654.65

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 1999-1 Certificates..$135,496.62

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Reserve Draw Amount.........................................$0.00

          (e)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1999-1 Certificates..................................$0.00

          (f)  Payments,  if  any,  on  deposit  as of  the  Determination  Date received from any Interest Rate Protection Agreements.......$0.00

          (g)  Reallocated Class D Principal Collections...................$0.00

          (h)  Reallocated Collateral Principal Collections................$0.00

          (i)  Reallocated Class B Principal Collections...................$0.00

          (j) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1999-1 (total of (a), (b), (c),
               (d), (e), (f), (g), (h), and (i) above)............$83,300,151.27

     (3) Available Principal Collections for Series 1999-1 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Principal  Receivables  collected and allocated to the Series
               1999-1 Certificates...............................$334,339,782.09

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1999-1 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement......$25,023,252.99

          (d)  Reallocated Class D Principal Collections...................$0.00

          (e)  Reallocated Collateral Principal Collections................$0.00

          (f)  Reallocated Class B Principal Collections...................$0.00

          (g)  Available Principal  Collections for Series 1999-1 (total of (a),
               (b) and (c) minus (d), (e) and (f) above).........$359,363,035.08

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day 1999.

          (a)  31-60 days                                           $107,180,627
          (b)  61-90 days                                             65,585,821
          (c)  91 or more days                                       116,979,923
                                                                     -----------
          (d)  Total Delinquencies                                  $289,746,371

     (5)  Defaulted Amount

          (a)  The aggregate amount of Defaulted Receivables with respect to the
               Trust for 1999....................................$325,183,983.30

          (b)  The  aggregate  Amount of  Recoveries  of  Defaulted  Receivables processed during 1999..............................$39,727,603.97

          (c)  The  Defaulted  Amount  for  1999  [Defaulted  Receivables  minus
               Recoveries].......................................$285,456,379.33

          (d)  The  Defaulted  Amount for 1999  allocable  to the Series  1999-1
               Certificates       (the      "Series       1999-1       Defaulted
               Amount")...........................................$25,023,252.98

          (e)  The Class A Defaulted  Amount  [Series  1999-1  Defaulted  Amount
               multiplied by the Class A Percentage]..............$19,518,137.29

          (f)  The Class B Defaulted  Amount  [Series  1999-1  Defaulted  Amount
               multiplied by the Class B Percentage]...............$2,564,878.42

     (6)  Class A Charge-Offs

          (a) The excess, if any, of the Class A Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class A Defaulted Amount, (ii) Reallocated Principal Collections applied to such Class A Defaulted Amount, (iii) the amount by which the Class D Invested Amount has been reduced in respect of such Class A Defaulted Amount, (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A
               Defaulted Amount (a "Class A Charge-Off") for 1999..........$0.00

          (b) The amount of the Class A Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Class A Certificateholder's investment) for 1999............$0.00

          (c) The total amount reimbursed on the last Distribution Date of 1999 in respect of Class A Charge-Offs for prior Distribution
               Dates.......................................................$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
               Certificateholder's investment) for 1999.................$0.00000

          (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (7)  Class B Charge-Offs

          (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class B Defaulted Amount, (ii) Reallocated Class D Principal Collections applied to such Class B Defaulted Amount, (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount, (iv) the amount by which the Class D Invested Amount has been reduced in respect of such Class B Defaulted Amount and (v) the amount by which the Collateral Invested Amount has been reduced in respect of such Class B
               Defaulted Amount for 1999...................................$0.00

          (b) The amount by which the Class B Invested Amount has been reduced on the last Distribution Date of 1999 in respect of Reallocated
               Class B Principal Collections...............................$0.00

          (c) The amount by which the Class B Invested Amount has been reduced on the Distribution Date of 1999 in respect of item 6(a)
               (together with item 7(a), "Class B Charge-Offs")............$0.00

          (d) The total amount by which the Class B Invested Amount has been reduced on the last Distribution Date of 1999 as set forth in items 7(a), (b) and (c).....................................$0.00

          (e) The amount set forth in item 7(d) above per $1,000 original certificate principal amount (which will have the effect of
               reducing,    pro   rata,    the    amount   of   each   Class   B
               Certificateholder's investment) for 1999.................$0.00000

          (f) The total amount reimbursed on the last Distribution Date of 1999 in respect of reductions in the Class B Invested Amount on prior
               Distribution Dates..........................................$0.00

          (g) The amount set forth in item 7(f) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
               Certificateholder's investment) for 1999.................$0.00000

          (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (8)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Collateral Defaulted Amount, (ii) Reallocated Class D Principal Collections applied to such Collateral Defaulted Amount and (iii) the Amount by which the Class D Invested Amount has been reduced in respect of such Collateral Defaulted Amount for 1999.....$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 in respect of
               Reallocated Collateral Principal Collections................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 in respect of items
               6(a) and 7(a) above.........................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 as set forth in items 8(a),(b) and (c)......................................$0.00

          (e) The total amount reimbursed on the last Distribution Date of 1999 in respect of reductions in the Collateral Invested Amount on prior Distribution Dates....................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount, if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on the
               Distribution Date...........................................$0.00

     (9)  Reductions in the Class D Interest

          (a) The excess, if any, of the Class D Defaulted Amount over Available Finance Charge Collections applied to such Class D
               Defaulted Amount for 1999...................................$0.00

          (b) The amount by which the Class D Invested Amount has been reduced on the last Distribution Date of 1999 in respect of Reallocated
               Principal Collections.......................................$0.00

          (c) The amount by which the Class D Invested Amount has been reduced on the last Distribution Date of 1999 in respect of items 6(a),
               7(a) and 8(a) above.........................................$0.00

          (d) The total amount by which the Class D Invested Amount has been reduced on the last Distribution Date of 1999 as set forth in items 9(a), (b) and (c).....................................$0.00

          (e) The total amount reimbursed on the last Distribution Date of 1999 in respect of reductions in the Class D Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Class D Interest exceeds the Class D Invested Amount, if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on the Distribution
               Date........................................................$0.00

     (10) Investor Monthly Servicing Fee

          (a)  The amount of the Series 1999-1 Monthly Servicing Fee paid to the
               Servicer during 1999................................$5,858,262.12

     (11) Class A Monthly Interest

          (a)  Class A Monthly Interest paid during 1999..........$16,467,031.25

     (12) Class B Monthly Interest

          (a)  Class B Monthly Interest paid during 1999...........$2,494,599.83

     (13) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in June 2003 (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (14) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........................................$0.00

     (15) Reserve Account

          (a) The amount on deposit in the Reserve Account on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
               Transfer Date...............................................$0.00

          (b)  The Required Reserve Account Amount.........................$0.00

C)   Class A Invested Amount

     (1)  The Class A Initial Invested Amount....................$500,000,000.00

     (2) The Class A Invested Amount on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date......................................$500,000,000.00

     (3) The Pool Factor for the Distribution Date of 1999 (which represents the ratio of the Class A Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class A Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the Pool Factor............................................1.000000

D)   Class B Invested Amount

     (1)  The Class B Initial Invested Amount.....................$65,705,000.00

     (2) The Class B Invested Amount on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$65,705,000.00

     (3) The Pool Factor for the Distribution Date of 1999 (which represents the ratio of the Class B Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the Pool Factor............................................1.000000

E)   Collateral Invested Amount

     (1)  The Collateral Initial Invested Amount..................$52,884,000.00

     (2) The Collateral Invested Amount on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
          Date....................................................$52,884,000.00

     (3)  The  Collateral  Invested  Amount  as a  percentage  of the sum of the
          Invested Amount on such Distribution Date........................8.25%

F)   Class D Invested Amount

     (1)  The Class D Initial Invested Amount.....................$22,436,642.00

     (2) The Class D Invested Amount on the Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$22,436,642.00

     (3)  The Class D Invested Amount as a percentage of the sum of the Invested
          Amount on such Distribution Date.................................3.50%

G)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on the last day of 1999...............$7,890,273,538

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of 1999.................$177,856,724

H)   Annualized Percentages

     (1)  The average  Gross Yield for 1999 (sum of monthly  Gross Yield divided by 6)...........................................................21.99%

     (2)  The  average  Net Loss Rate for 1999 (sum of  monthly  Net Loss  Rates divided by 6)....................................................6.61%

     (3)  The average  Portfolio  Yield for 1999 (the average  Gross Yield minus
          Net Loss Rate for 1999).........................................15.38%


     (4)  The average Base Rate for 1999 (sum of monthly  Base Rates  divided by
          6)...............................................................7.86%

     (5)  The average Net Spread (the average  Portfolio Yield minus the average
          Base Rate for 1999)..............................................7.52%

     (6)  The average Monthly Payment Rate for 1999 (sum of monthly Payment Rate divided by 6)....................................................9.04%

I)   Series 1999-1 Information for the Last Three Distribution Dates in 1999

     1)   Gross Yield

          a)  12/15/99                       21.45%
          b)  11/15/99                       21.56%
          c)  10/15/99                       21.38%

     2)   Net Loss Rate

          a)  12/15/99                        6.18%
          b)  11/15/99                        6.40%
          c)  10/15/99                        6.88%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a)  12/15/99                        7.55%
          b)  11/15/99                        7.31%
          c)  10/15/99                        6.82%

          Three Month Average                 7.23%

     4)   Monthly Payment Rate

          a)  12/15/99                        9.27%
          b)  11/15/99                        8.52%
          c)  10/15/99                        8.73%



                                    PROVIDIAN NATIONAL BANK
                                    Servicer


                                    By:  /s/ Daniel Sanford
                                         ------------------------------------
                                    Name:   Daniel Sanford
                                    Title:  Senior Vice President and Controller